Exhibit 99.1
5551 Corporate Boulevard
Baton Rouge, LA 70808
Lamar Advertising Company Announces
Third Quarter 2009 Operating Results
Baton Rouge, LA — November 5, 2009 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the third quarter ended September 30, 2009.
Three Months Results
Lamar reported net revenues of $271.8 million for the third quarter of 2009 versus $312.5 million for the third quarter of 2008, a 13.0% decrease. Operating income for the third quarter of 2009 was $39.3 million as compared to $53.2 million for the same period in 2008. There was a net loss of $4.8 million for the third quarter of 2009 compared to net income of $1.8 million for the third quarter of 2008.
Adjusted EBITDA, which we refer to herein as EBITDA (defined as operating income before non-cash compensation, depreciation and amortization and gain on disposition of assets — see reconciliation to net (loss) income at the end of this release) for the third quarter of 2009 was $122.5 million versus $134.5 million for the third quarter of 2008, an 8.9% decrease.
Free cash flow (defined as EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures — see reconciliation to cash flows provided by operating activities at the end of this release) for the third quarter of 2009 was $83.0 million as compared to $42.9 million for the same period in 2008, a 93.4% increase.
Pro forma net revenue for the third quarter of 2009 decreased 12.9% and pro forma EBITDA decreased 8.7% as compared to the third quarter of 2008. Pro forma net revenue and EBITDA include adjustments to the 2008 period for acquisitions and divestitures for the same time frame as actually owned in the 2009 period. Tables that reconcile reported results to pro forma results and operating income to outdoor operating income are included at the end of this release.
Nine Months Results
Lamar reported net revenues of $793.8 million for the nine months ended September 30, 2009 versus $919.1 million for the same period in 2008, a 13.6% decrease. Operating income for the nine months ended September 30, 2009 was $77.2 million as compared to $155.0 million for the same period in 2008. EBITDA decreased to $334.6 million for the nine months ended September 30, 2009 versus $397.7 million for the same period in 2008. There was a net loss of $38.4 million for the nine months ended September 30, 2009 as compared to net income of $10.8 million for the same period in 2008.
Free cash flow for the nine months ended September 30, 2009 increased 60.1% to $190.7 million as compared to $119.1 million for the same period in 2008.
Liquidity
As of September 30, 2009, Lamar had $235.8 million in total liquidity that consists of $188.1 million available for borrowing under its revolving senior credit facility and $47.7 million in cash.

Guidance
For the fourth quarter of 2009 the Company expects net revenue to be approximately $257.0 million. On a pro forma basis this represents a decrease of approximately 7.0%.
Forward Looking Statements
This press release contains forward-looking statements, including the statements regarding guidance for the fourth quarter of 2009. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others; (1) our significant indebtedness; (2) the length and severity of the current recession and the effect that it has on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) the regulation of the outdoor advertising industry; (6) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (7) the market for our Class A common stock and (8) other factors described in the reports on Forms 10-K and 10-Q and the registration statements that we file from time to time with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.
Use of Non-GAAP Measures
EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives to operating income, net loss, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included at the end of this release.
Conference Call Information
A conference call will be held to discuss the Company’s operating results on November 5, 2009 at 10:00a.m. central time. Instructions for the conference call and Webcast are provided below:
Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-334-323-7226
Passcode:	59104842
Available through November 9, 2009 at 11:59 p.m. eastern time.
General Information
Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 21 states and the province of Ontario, Canada and over 60 transit advertising franchises in the United States, Canada and Puerto Rico.

Company Contact:	Keith A. Istre Chief Financial Officer (225) 926-1000 KI@lamar.com

LAMAR ADVERTISING COMPANY AND
SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Net revenues	$271,766	$312,516	$793,750	$919,111

Operating expenses (income)
Direct advertising expenses	97,630	113,975	298,055	329,702
General and administrative expenses	42,223	51,093	131,883	152,213
Corporate expenses	9,401	12,932	29,261	39,502
Non-cash compensation	2,946	1,678	9,687	9,047
Depreciation and amortization	83,529	80,486	252,792	237,482
Gain on disposition of assets	(3,222)	(868)	(5,095)	(3,880)

	232,507	259,296	716,583	764,066

Operating income	39,259	53,220	77,167	155,045

Other expense (income)
Gain on disposition of investment	(1,445)	(281)	(1,445)	(1,814)
Gain on extinguishment of debt	(131)	—	(3,670)	—
Interest income	(128)	(317)	(442)	(997)
Interest expense	52,090	42,444	145,085	127,869

	50,386	41,846	139,528	125,058

(Loss) income before income tax	(11,127)	11,374	(62,361)	29,987
Income tax (benefit) expense	(6,346)	9,544	(24,005)	19,236

Net (loss) income	(4,781)	1,830	(38,356)	10,751
Preferred stock dividends	91	91	273	273

Net (loss) income applicable to common stock	$(4,872)	$1,739	$(38,629)	$10,478

Earnings per share:
Basic (loss) earnings per share	$(0.05)	$0.02	$(0.42)	$0.11

Diluted (loss) earnings per share	$(0.05)	$0.02	$(0.42)	$0.11

Weighted average common shares outstanding:
— basic	91,770,644	91,393,601	91,679,539	92,332,022
— diluted	91,994,981	91,526,410	91,710,406	92,454,436

OTHER DATA
Free Cash Flow Computation:
EBITDA	$122,512	$134,516	$334,551	$397,694
Interest, net	(47,624)	(38,067)	(128,920)	(114,834)
Current tax benefit (expense)	15,731	(1,806)	14,354	(4,253)
Preferred stock dividends	(91)	(91)	(273)	(273)
Total capital expenditures (1)	(7,539)	(51,633)	(29,010)	(159,246)

Free cash flow	$82,989	$42,919	$190,702	$119,088

(1)	See the capital expenditures detail included below for a breakdown by category.

	September 30,	December 31,
	2009	2008
Selected Balance Sheet Data:
Cash and cash equivalents	$47,700	$14,139
Working capital	82,679	78,423
Total assets	3,970,927	4,117,025
Total debt (including current maturities)	2,703,087	2,814,449
Total stockholders’ equity	844,704	870,618

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Other Data:
Cash flows provided by operating activities	$75,011	$106,406	$191,422	$237,724
Cash flows used in investing activities	5,042	83,420	18,827	375,837
Cash flows provided by (used in) financing activities	(180,018)	(13,422)	(139,377)	83,810

Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$75,011	$106,406	$191,422	$237,724
Changes in operating assets and liabilities	18,551	(9,312)	37,001	48,927
Total capital expenditures	(7,539)	(51,633)	(29,010)	(159,246)
Preferred stock dividends	(91)	(91)	(273)	(273)
Other	(2,943)	(2,451)	(8,438)	(8,044)

Free cash flow	$82,989	$42,919	$190,702	$119,088

Reconciliation of EBITDA to Net (loss) income:
EBITDA	$122,512	$134,516	$334,551	$397,694
Less:
Non-cash compensation	2,946	1,678	9,687	9,047
Depreciation and amortization	83,529	80,486	252,792	237,482
Gain on disposition of assets	(3,222)	(868)	(5,095)	(3,880)

Operating Income	39,259	53,220	77,167	155,045

Less:
Interest income	(128)	(317)	(442)	(997)
Gain on disposition of investment	(1,445)	(281)	(1,445)	(1,814)
Gain on extinguishment of debt	(131)	—	(3,670)	—
Interest expense	52,090	42,444	145,085	127,869
Income tax (benefit) expense	(6,346)	9,544	(24,005)	19,236

Net (loss) income	$(4,781)	$1,830	$(38,356)	$10,751

	Three months ended
	September 30,
	2009	2008	% Change
Reconciliation of Reported Basis to Pro Forma (a) Basis:
Reported net revenue	$271,766	$312,516	(13.0%)
Acquisitions and divestitures	—	(431)

Pro forma net revenue	$271,766	$312,085	(12.9%)

Reported direct advertising and G&A expenses	$139,853	$165,068	(15.3%)
Acquisitions and divestitures	—	(140)

Pro forma direct advertising and G&A expenses	$139,853	$164,928	(15.2%)

Reported outdoor operating income	$131,913	$147,448	(10.5%)
Acquisitions and divestitures	—	(291)

Pro forma outdoor operating income	$131,913	$147,157	(10.4%)

Reported corporate expenses	$9,401	$12,932	(27.3%)
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$9,401	$12,932	(27.3%)

Reported EBITDA	$122,512	$134,516	(8.9%)
Acquisitions and divestitures	—	(291)

Pro forma EBITDA	$122,512	$134,225	(8.7%)

(a)     Pro forma net revenues, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2008 for acquisitions and divestitures for the same time frame as actually owned in 2009.

	Three months ended
	September 30,
	2009	2008
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income	$131,913	$147,448
Less: Corporate expenses	9,401	12,932
Non-cash compensation	2,946	1,678
Depreciation and amortization	83,529	80,486
Plus: Gain on disposition of assets	3,222	868

Operating income	$39,259	$53,220

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Capital expenditure detail by category
Billboards — traditional	$1,386	$9,669	$6,447	$49,459
Billboards — digital	3,345	34,928	11,592	84,964
Logo	1,205	1,365	3,276	4,481
Transit	113	261	3,123	609
Land and buildings	165	1,790	549	7,946
Operating equipment	1,325	3,620	4,023	11,787

Total capital expenditures	$7,539	$51,633	$29,010	$159,246